Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe such information is inaccurate.

Dated: February 13, 2025

FIG LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FORTRESS OPERATING ENTITY I LP
By: FIG Blue LLC, its general partner

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FIG BLUE LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FORTRESS INVESTMENT GROUP LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FINCO I INTERMEDIATE HOLDCO LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FINCO I LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FIG PARENT, LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FOUNDATION HOLDCO LP
By: FIG Buyer GP, LLC, its general partner

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FIG BUYER GP, LLC
	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary